UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2006

Date of Earliest Event Reported: March 12, 2006

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street

Stamford, Connecticut 06921

(Address and zip code of principal executive offices)

203-541-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Salary Adjustments

Consistent with International Paper Company’s (the “Company”) compensation philosophy and its objective to attract and retain top talent, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), composed entirely of independent non-employee directors, reviews the base salaries of senior management on an annual basis and makes adjustments, as necessary, to recognize individual performance against objectives, promotions and competitive compensation levels. The Committee evaluates compensation data from a group of companies, (collectively, the “Comparator Group”), to benchmark the appropriateness and competitiveness of the Company’s compensation programs. In connection with this annual review, the Committee recommended to the Board, and the Board approved, a merit increase in the salary of Mr. Faraci to $1,190,000. This represents an increase of 5.78%. The Committee also approved merit increases in the salaries of the following named executive officers: Mr. Lesko (to $568,099), Ms. Parrs (to $591,600) and Ms. Smith (to $556,200). This represents an increase of 3.50%, 2.00% and 3.00% respectively. The salary increases will be effective as of April 1, 2006. Because of his retirement, due to occur on March 31, 2006, Mr. Amen did not receive an increase in salary.

Amendment to the Restricted Stock Plan for Non-Employee Directors

Currently, all non-employee directors of the Company receive an annual grant of 2,500 shares of restricted stock under the Company Restricted Stock Plan for Non-Employee Directors (the “Restricted Stock Plan”). On March 13, 2006 the Company amended the Restricted Stock Plan to provide that commencing in 2006, the non-employee directors will receive an annual grant of shares of restricted stock having a fixed dollar value, the amount of which will be determined annually by the Committee. The shares of restricted stock for the 2006 annual grant will have a fixed value of $100,000.

A copy of the amendment to the Company Restricted Stock Plan for Non-Employee Directors is attached hereto as Exhibit 10.1.

ITEM 5.02 ELECTION OF DIRECTOR

On March 16, 2006, International Paper Company announced the election of John L. Townsend, III, effective March 13, 2006, as a director of International Paper Company. Mr. Townsend has been assigned as a member of the Audit and Finance Committee and Governance Committee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 10.1: Amendment to the Company Restricted Stock Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2006	INTERNATIONAL PAPER COMPANY (Registrant)

	By:	/s/ Andrea L. Dulberg
	Name:	Andrea L. Dulberg
	Title:	Assistant Secretary